Exhibit 10.14

AS AMENDED DECEMBER 10, 2007

VMWARE, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose of Plan

The VMware, Inc. 2007 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method by which eligible employees of VMware, Inc. (“VMware”) and its subsidiaries (collectively, the “Company”) may use voluntary, systematic payroll deductions to purchase VMware’s class A common stock, $.01 par value, (“stock”) and thereby acquire an interest in the future of VMware. For purposes of the Plan, a subsidiary is any corporation in which VMware owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock unless the Board of Directors of VMware (the “Board of Directors”) determines that employees of a particular subsidiary shall not be eligible.

Section 2. Options to Purchase Stock

Under the Plan, no more than 6,400,000 shares of stock are available for purchase (subject to adjustment as provided in Section 16) pursuant to the exercise of options (“options”) granted under the Plan to employees of the Company (“employees”). The stock to be delivered upon exercise of options under the Plan may be either shares of the Company’s authorized but unissued stock, or shares of reacquired stock, as the Board of Directors shall determine.

Section 3. Eligible Employees

Except as otherwise provided in Section 20, each employee who has completed three months or more of continuous service in the employ of the Company shall be eligible to participate in the Plan. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of VMware or an eligible subsidiary for purposes of VMware’s or the applicable eligible subsidiary’s payroll system are not considered to be eligible employees and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of VMware or an eligible subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of VMware or an eligible subsidiary on the applicable payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by VMware, which specifically renders such individuals eligible to participate herein.

Section 4. Method of Participation

Generally

The periods January 1 to June 30 and July 1 to December 31 of each year shall be option periods. Each person who will be an eligible employee on the first day of any option period may elect to participate in the Plan by executing and delivering, at least one business day prior to such day, a payroll deduction authorization in accordance with Section 5. Such employee shall thereby become a participant (“participant”) on the first day of such option period and shall remain a participant until his or her participation is terminated as provided in the Plan.

First Option Period

The first option period under the Plan will commence on the day on which VMware’s Form S-1 Registration Statement is declared effective by the Securities and Exchange Commission and will end on December 31, 2007. Any individual who is an eligible employee immediately prior to the first option period shall be automatically enrolled in the first option period at an amount equal to 2% of his or her compensation. A participant in the first option period shall make payment for the purchase of shares by (A) making a lump sum cash payment to the Company via check on or prior to December 31, 2007 for the amount of the purchase price for the shares being purchased (after which date an participant wishing to continue participation in the Plan must participate on a payroll deduction basis unless the participant withdraws from the Plan under Section 10), or (B) electing, after the effective date of the Form S-8 for the issuance of stock under the Plan, to have amounts directly withheld from the participant’s compensation pursuant to Section 5 (which percentage need not equal the amount specified above).

To the extent that a participant purchases shares in respect of the first option period by delivering a check to the Company, such delivery and purchase shall operate, unless the participant withdraws from the Plan pursuant to Section 10, as an election by the participant to continue participating in the Plan on the payroll deduction basis described in Section 5 and the Company shall withhold from the participant’s compensation beginning with the next option period at a contribution rate equal to the ratio that the aggregate purchase price paid for shares purchased bears to the participant’s total compensation during the first option period (which rate shall not exceed the percentage specified in Section 5).

Section 5. Payroll Deductions

The payroll deduction authorization shall request withholding, at a rate of not less than 2% nor more than 15% from the participant’s compensation (subject to a maximum of $7,500 per option period), by means of substantially equal payroll deductions over the option period; provided, however, that in the event any amount remaining in a participant’s withholding account at the end of an option period (which would be equal to a fractional share) is rolled over to the opening balance in a participant’s withholding account for the next option period pursuant to Section 8 below (a “rollover”), such amount will be applied to the last payroll deduction for the next option period, thereby reducing the amount of that payroll deduction; further provided that the maximum of $7,500 per option period shall be reduced by the amount of any rollover. For purposes of the Plan, “compensation” shall mean all cash compensation paid to the participant by the Company.

A participant may only elect to change the withholding rate of his or her payroll deduction authorization by written notice delivered to the Company at least one business day prior to the first day of the option period as to which the change is to be effective; provided, however, that the Company shall provide each participant with one opportunity to change the level of his or her withholding rate during the first option period after the commencement of such period as contemplated by Section 4. Following delivery to the Company of any payroll deduction authorization or any election to change the withholding rate of a payroll deduction authorization, appropriate payroll deductions or changes thereto shall commence as soon as reasonably practicable. All amounts withheld in accordance with a participant’s payroll deduction authorization shall be credited to a withholding account for such participant.

Subject to the maximum $7,500 per option period contribution, the Company shall permit each participant to contribute, by means of a one-time cash contribution, the amount of the payroll deductions that are returned to the participant from the EMC Corporation 1989 Employee Stock Purchase Plan as a result of the participant’s participation in this Plan. Such contribution shall be credited to the participant’s withholding account, but no contribution may be made unless the Form S-8 registration statement with respect to the issuance of stock under this Plan is effective.

Section 6. Grant of Options

Each person who is a participant on the first day of an option period shall as of such day be granted an option for such period. Such option shall be for the number of shares of stock to be determined by dividing (a) the balance in the participant’s withholding account on the last day of the option period by (b) the purchase price per share of the stock determined under Section 7, and eliminating any fractional share from the quotient. In the event that the number of shares then available under the Plan is otherwise insufficient, the Company shall reduce on a substantially proportionate basis the number of shares of stock receivable by each participant upon exercise of his or her option for an option period and shall return the balance in a participant’s withholding account to such participant. In no event shall the number of shares of stock that a participant may purchase during any one option period under the Plan exceed the number of shares determined by (a) multiplying fifteen percent (15%) of the amount of the participant’s compensation for the payroll period immediately preceding the date he or she is first granted an option for such option period by the number of payroll periods from such date to the end of such option period, and (b) dividing that product by eighty-five percent (85%) of the fair market value of a share of stock on such date.

Section 7. Purchase Price

The purchase price of stock issued pursuant to the exercise of an option shall be 85% of the fair market value of the stock at (a) the time of grant of the option or (b) the time at which the option is deemed exercised, whichever is less. “Fair market value” shall mean the closing sales price per share of the stock on the principal securities exchange on which the stock is traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the stock is not listed for trading on a national securities exchange, the fair market value of the stock shall be determined in good faith by the Board of Directors. For purposes of the first option period under the Plan, the fair market value of the stock at the time of the grant of the option will be the initial public offering price of the stock as set forth in VMware’s Form S-1 Registration Statement.

Section 8. Exercise of Options

If an employee is a participant in the Plan on the last business day of an option period, he or she shall be deemed to have exercised the option granted to him or her for that period. Upon such exercise, the Company shall apply the balance of the participant’s withholding account to the purchase of the number of whole shares of stock determined under Section 6, and as soon as practicable thereafter shall issue and deliver certificates for said shares to the participant. No fractional shares shall be issued hereunder. Any balance accumulated in the participant’s withholding account that is not sufficient to purchase a full share shall be retained in such account for any remaining or subsequent option period, subject to early withdrawal by the participant as provided in Section 10. Any other monies remaining in the participant’s withholding account under the Plan after the date of exercise shall be retuned to the participant or his or her beneficiary (as applicable) in cash, without interest.

Notwithstanding anything herein to the contrary, the Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company’s counsel, all requirements of applicable federal and state laws and regulations (including any requirements as to legends) have been complied with, nor, if the outstanding stock is at the time listed on any securities exchange, unless and until the shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company’s counsel.

Section 9. Interest

No interest will be payable on withholding accounts.

Section 10. Cancellation and Withdrawal

On or prior to June 15 or December 15, as the case may be with respect to any applicable option period, a participant who holds an option under the Plan may cancel all (but not less than all) of his or her option by written notice delivered to the Company, in such form as the Company may prescribe. Any participant who delivers such written notice shall be deemed to have canceled his or her option, terminated his or her payroll deduction authorization with respect to the Plan and terminated his or her participation in the Plan, in each case, as of the date of such written notice. In the event that any June 15 or December 15, as the case may be with respect to the applicable option period, shall be a Saturday, Sunday or day on which banks in the State of Delaware are required or permitted to close, a participant may cancel his or her option by written notice given on or prior to the last business day immediately preceding such date. Following delivery of any such notice, any balance in the participant’s withholding account will be returned to such participant as soon as reasonably practicable. Any participant who has delivered such notice may elect to participate in the Plan in any future option period in accordance with the provisions of Section 4. With respect to the first option period, any participant who has not previously authorized payroll deductions shall be considered to have withdrawn from such period if he or she fails to make payment as contemplated by Section 4.

Section 11. Termination of Employment

Except as otherwise provided in Section 12, upon the termination of a participant’s employment with the Company for any reason whatsoever, he or she shall cease to be a participant, and any option held by him or her under the Plan shall be deemed cancelled, the balance of his or her withholding account shall be returned to him or her, and he or she shall have no further rights under the Plan. For purposes of this Section 11, a participant’s employment will not be considered terminated in the case of a transfer to the employment of a subsidiary or to the employment of the Company. For purposes of the Plan, an individual’s employment relationship is still considered to be continuing intact while such individual is on sick leave, or other leave of absence approved for purposes of this Plan by the Company or a subsidiary; provided however, that if such period of leave of absence exceeds ninety (90) days, and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

Section 12. Death of Participant

In the event a participant holds any option hereunder at the time his or her employment with the Company is terminated by his or her death, whenever occurring,

then his or her legal representative), may, by a writing delivered to the Company on or before the date such option is exercisable, elect either (a) to cancel any such option and receive in cash the balance in his or her withholding account, or (b) to have the balance in his or her withholding account applied as of the last day of the option period to the exercise of his or her option pursuant to Section 8, and have the balance, if any, in such account in excess of the total purchase price of the whole shares so issued returned in cash. In the event his or her legal representative) does not file a written election as provided above, any outstanding option shall be treated as if an election had been filed pursuant to subparagraph 12(a) above.

Section 13. Participant’s Rights Not Transferable, etc.

All participants granted options under the Plan shall have the same rights and privileges. Each participant’s rights and privileges under any option granted under the Plan shall be exercisable during his or her lifetime only by him or her, and shall not be sold, pledged, assigned, or otherwise transferred in any manner whatsoever except by will or the laws of descent and distribution. In the event any participant violates the terms of this Section, any options held by him or her may be terminated by the Company and, upon return to the participant of the balance of his or her withholding account, all his or her rights under the Plan shall terminate.

Section 14. Employment Rights

Neither the adoption of the Plan nor any of the provisions of the Plan shall confer upon any participant any right to continued employment with the Company or a subsidiary or affect in any way the right of the Company to terminate the employment of such participant at any time.

Section 15. Rights as a Shareholder

A participant shall have the rights of a shareholder only as to stock actually acquired by him or her under the Plan.

Section 16. Change in Capitalization

In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation or other change in the Company’s capital stock, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted hereunder, the maximum number of shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors, whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of the sale or transfer of substantially all the

Company’s assets (other than by the grant of a mortgage or security interest), all outstanding options shall thereupon terminate, provided that prior to the effective date of any such merger, consolidation or sale of assets, the Board of Directors shall either (a) return the balance in all withholding accounts and cancel all outstanding options, or (b) accelerate the exercise date provided for in Section 8, or (c) if there is a surviving or acquiring corporation, arrange to have that corporation or an affiliate of that corporation grant to the participants replacement options having equivalent terms and conditions as determined by the Board of Directors.

Section 17. Administration of Plan

The Plan will be administered by the Board of Directors. The Board of Directors will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate hereunder, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board of Directors shall be conclusive and shall bind all parties.

The Board may, in its discretion, delegate its powers with respect to the Plan to an Employee Benefit Plan Committee or any other committee (the “Committee”), in which event all references to the Board of Directors hereunder, including without limitation the references in Section 17, shall be deemed to refer to the Committee. A majority of the members of any such Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.

Section 18. Amendment and Termination of Plan

The Board of Directors may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein) no such amendment will, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) change the conditions for eligibility under the Plan, or (d) amend the provisions of this Section 18 of the Plan, and no such amendment will adversely affect the rights of any participant (without his or her consent) under any option theretofore granted.

The Plan may be terminated at any time by the Board of Directors, but no such termination shall adversely affect the rights and privileges of holders of the outstanding options.

Section 19. Approval of Shareholders

The Plan shall be subject to the approval of the shareholders of the Company, which approval shall be secured within twelve months after the date the Plan is adopted by the Board of Directors. Notwithstanding any other provisions of the Plan, no option shall be exercised prior to the date of such approval.

Section 20. Limitations

Notwithstanding any other provision of the Plan:

(a) An employee shall not be eligible to receive an option pursuant to the Plan if, immediately after the grant of such option to him or her, he or she would (in accordance with the provisions of Sections 423 and 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”)) own or be deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporation, as defined in Section 424 of the Code Internal Revenue Code of 1986, as amended (the “Code”).

(b) No employee shall be granted an option under this Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans (as defined in Section 423 of the Code) of VMware or any subsidiary or parent corporation to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time, as provided in Section 423 of the Code.

(c) No employee shall be granted an option under this Plan that would permit him or her to withhold more than $7,500 in each option period or $15,000 per calendar year, less the amount of any rollover.

(d) No employee whose customary employment is 20 hours or less per week shall be eligible to participate in the Plan.

(e) No independent contractor shall be eligible to participate in the Plan.

Section 21. Jurisdiction and Governing Law.

The Company and each participant in the Plan submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve issues that may arise out of or relate to the Plan or the same subject matter. The Plan shall be governed by the laws of Delaware, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

Section 22. Compliance with Foreign Laws and Regulations.

Notwithstanding anything to the contrary herein, the Board, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its subsidiaries operate, shall have sole discretion to (i) modify the terms and conditions of options granted to participants employed outside the United States; (ii) establish sub-plans with modified enrollment or exercise procedures and/or establish such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations; and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any sub-plan established hereunder.”